As filed with the Securities and Exchange Commission on August 13,
1998.
                                        Registration No. 33-71226

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       --------------------

                   POST-EFFECTIVE AMENDMENT TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       --------------------

                  AMERICAN STATES WATER COMPANY
     (Exact name of registrant as specified in its charter)

     California                               95-4676679
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)      Identification No.)

                   630 East Foothill Boulevard
                   San Dimas, California 91773
            (Address of principal executive offices)

   Southern California Water Company Investment Incentive Plan
                    (Full title of the plan)

                      McClellan Harris III
                  American States Water Company
                   630 East Foothill Boulevard
                   San Dimas, California 91773
                         (909) 394-3600
  (Name, address, and telephone number, including area code, of agent for service)
                       ------------------

American States Water Company ("Registrant") is the successor issuer of Southern California Water Company ("SCW") pursuant to the Agreement of Merger referenced as Exhibit 2 hereto, and, pursuant to Rule 414(d) under the Securities Act of 1933, hereby expressly adopts SCW's Registration Statement on Form S-8 (No. 33-71226) as Registrant's own registration statement for all purposes of the Securities Act of 1933 and the Securities
Exchange Act of 1934.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

    Item 1.  Plan Information. <1>

    Item 2.  Registrant Information and Employee Plan Annual
             Information. <2>
--------------------
[FN]
<1>  The information required by Part I of Form S-8 to be
     contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the
     Securities Act of 1933 and the note to Part I of Form S-8.
<2>  The information required by Part I of Form S-8 to be
     contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the
     Securities Act of 1933 and the note to Part I of Form S-8.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents have been filed by Registrant or Southern California Water Company ("SCW") with the Securities
Exchange Commission, and are hereby incorporated by reference in this Registration Statement:

          (a) SCW's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) SCW's Quarterly Report on Form 10-Q for the fourth quarter ended March 31, 1998;

          (c)  SCW's Definitive Proxy Statement filed March 17,
               1998; and

          (d) SCW's and Registrant's Current Report on Form 8-K filed July 1, 1998.

          All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          The Registrant's Common Shares, no par value, (the "Common Shares") are registered pursuant to Section 12 of the Exchange Act. The following statements are brief summaries of certain information relating to the Registrant's Common Shares and its rights and limitations. For a more complete statement thereof, reference is made to the Registrant's Restated Articles of Incorporation and the laws of the State of California.

          Dividend Rights. Subject to the preferential dividend rights of holders of the Registrant's Preferred Shares, dividends on the Common Shares are payable when and as declared by the Board of Directors out of funds legally available for dividends.

          The Registrant's Restated Articles of Incorporation provide that no dividend, other than dividends payable in stock of the Registrant, may be declared on the Common Shares which, after giving effect to such declaration, would cause the Registrant's Common Equity to be less than 25% of the Total Capitalization, as such terms are defined therein. Common Equity under this formula as of March 30, 1998 was 51.2% of Total Capitalization. Dividends on the $25 Preferred Shares are cumulative, so that if full dividends, in respect of any previous quarter, have not been paid on, or declared and set apart for payment, all $25 Preferred Shares at the time outstanding, or if the Registrant is in default in any $25 Preferred Share sinking fund requirement, the deficiency must be fully paid for such shares before any dividend can be paid on the Common Shares.

          Voting Rights. Each holder of Common Shares is entitled to one-fifth of one vote for each share held as of the applicable record date. The holder of each $25 Preferred Share is entitled to one vote for each share held as of the applicable record date. If, at any time, four quarterly dividends (whether or not consecutive) which have accrued on shares of any series of $25 Preferred Shares are in arrears, then at the annual meeting of shareholders next following such dividend default, or at a special meeting called on the written request of the holders of not less than 10% of the then outstanding shares of such class, the holders of the outstanding shares of such class are entitled, voting separately as a class, to elect the smallest number of directors of the Registrant which constitutes a majority of the authorized number of such directors.

          In addition, it is provided in the Restated Articles of Incorporation with respect to the $25 Preferred Shares as a class that the Registrant may not take certain actions which may adversely affect their interests without the approval of two-thirds (), or in certain instances a majority, of the outstanding shares of that class. Actions with respect to which such approval is required (in some instances only if the proposed action does not satisfy certain tests) include, as examples (i) alterations in the preferences, voting powers and other rights of such class of Preferred Shares, (ii) authorization or issuance of any shares of any class prior to such class of Preferred Shares,
(iii) reclassification of any shares into shares ranking prior to such class of Preferred Shares, (iv) the sale, conveyance, leasing or other disposition of all or substantially all of the Registrant's assets, properties or business and (v) consolidation or merger with or into any other corporation.

          Pre-emptive Rights. No holder of shares of any class of the Registrant's capital stock is entitled, as a right, to subscribe for or to purchase any additional shares of capital stock of the Registrant.

          Liability for Assessments. Upon their issuance and sale as contemplated hereby, the Common Shares will be fully paid and non-assessable.

          Liquidation Rights. After there shall have been paid in cash the full amounts to which the $25 Preferred Shares are entitled upon liquidation, voluntary or involuntary ($25 per share), the holders of the Registrant's Common Shares are entitled to receive pro rata all remaining assets of the Registrant available for distribution.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgements, fines, settlements and other amounts under certain circumstances.
Article VI of the Registrant's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          See Exhibit Index.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

              (ii)  To reflect in the prospectus any facts
          or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     Provided, however, that paragraphs
          (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on August 13, 1998.

                              AMERICAN STATES WATER COMPANY


                              By:  /s/  McClellan Harris III
                                  ---------------------------
                                  McClellan Harris III
                                  Vice President - Finance
                                  Chief Financial Officer
                                  Treasurer and Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Each person whose signature appears below authorizes Floyd E. Wicks and McClellan Harris III, and each of them, as attorneys-in-fact, to sign any amendment, including post-effective amendments, to this Registration Statement on his or behalf, individually and in each capacity stated below, and to file any such amendment.

Signature             Title                      Date

Floyd E. Wicks        /s/  Floyd E. Wicks        August 13, 1998
                      ----------------------
                      Principal Executive
                      Officer; President, Chief
                      Executive Officer and
                      Director

McClellan Harris III  /s/  McClellan Harris III  August 13, 1998
                      -----------------------
                      Principal Financial
                      Officer and Principal
                      Accounting Officer; Vice
                      President - Finance,
                      Chief Financial Officer,
                      Treasurer and Secretary

William V. Caveney    /s/  William V. Caveney    August 13, 1998
                      ------------------------
                      Chairman of the Board and
                      Director

James L. Anderson     /s/  James L. Anderson     August 13, 1998
                      ------------------------
                      Director

Jean E. Auer          /s/  Jean E. Auer          August 13, 1998
                      ------------------------
                      Director

N.P. Dodge, Jr.       /s/  N.P. Dodge, Jr.       August 13, 1998
                      ------------------------
                      Director

Robert F. Kathol      /s/  Robert F. Kathol      August 13, 1998
                      ------------------------
                      Director

Lloyd E. Ross         /s/  Lloyd E. Ross         August 13, 1998
                      ------------------------
                        Director

                      EXHIBIT INDEX

Exhibit
Number                      Description

2. Agreement and Plan of Merger (Incorporated by reference to Registrant's Form 8-K. Commission File No. 333-
       47647).

3.1    Restated Articles of Incorporation of Registrant.

3.2    Bylaws of Registrant.

23.1   Consent of Arthur Andersen LLP.

23.2   Opinion of O'Melveny & Myers LLP.

24. Power of Attorney (Included on signature paged filed in Part II).

99.    Southern California Water Company Investment Incentive
       Plan (Incorporated by reference to Exhibit 4.1 in SCW's
       Registration Statement on Form S-8 (No. 33-71226)).
